UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 17, 2012

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 17, 2012, Rimage Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). Of the 10,203,426 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 8,116,073 shares or 79.54% were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

1.	To elect six directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Sherman L. Black	6,183,437	490,108	1,442,528
Lawrence M. Benveniste	6,340,508	333,037	1,422,528
Thomas F. Madison	6,130,242	543,303	1,422,528
Kimberly K Nelson	6,441,315	232,230	1,422,528
Robert F. Olson	6,422,370	251,175	1,422,528
Steven M. Quist	6,151,278	522,267	1,422,528
James L. Reissner	6,129,806	543,739	1,422,528

2.	To cast an advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Vote
4,120,015	2,208,161	345,369	1,422,528

3.	To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker Non-Vote
7,654,954	454,827	6,292	0

As a result, each nominee was elected as a director of the Company and Proposals 2 and 3 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ James R. Stewart
James R. Stewart
Chief Financial Officer

Date: May 18, 2012